UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 2, 2009
Date of Report (Date of earliest event reported)

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INTERNATIONAL COMMERCIAL TELEVISION INC.
Exact name of registrant as specified in its charter)

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Nevada	0-49638	76-0621102
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

299 Madison Avenue N. Suite C
Bainbridge Island, WA 98110
(Address of principal executive offices)

206-780-8203
Registrant’s telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements

In reference to our Forms 8-K/A as filed with the United States Securities and Exchange Commission on November 7 and December 24, 2008, we have now filed our amended Form 10Q for the second quarter of 2007 and third quarter of 2007, and we expect to file our amended Form 10K for 2007 by March 31, 2009.  Having completed the review and restatement of our 2007 financial statements, we are now in a position to update the expected effect of the restatements.

As we had previously reported, we incorrectly recorded revenues from sales through a televised shopping network in the fourth quarter of 2007 and second quarter of 2008. Upon further review, we have determined that revenues had been incorrectly recognized during the second and third quarter of 2007 and first quarter of 2008 as well.

After filing our 10K for 2007, we project the effect of the misstatement related to televised shopping revenues during 2007 will be approximately a $1.4 million reduction, and the negative impact to our net income will be approximately $1.1 million. For the first two quarters of 2008, we currently estimate that there will be a net positive impact of approximately $50,000 to $100,000 to revenues and to our net income.

As previously reported, revenues from direct consumer sales from second quarter 2007 to second quarter 2008 were overstated by approximately $1.7 million.  We had previously estimated that approximately $550,000 of this amount related to 2007, and the balance to the first two quarters of 2008.  The restatement of our 2007 financial statements has resulted in an actual revenue reduction of approximately $860,000 for second quarter to fourth quarter 2007, with the balance of approximately $840,000 to be reflected as a revenue deduction in the first two quarters of 2008.  We have found that all of the revenue overstatement related to a failure to properly record product returns, and have corrected the problem.

In our review of our financial statements, we have also discovered that certain expenses incurred in the first two quarters of 2008 were incorrectly recorded as capitalized expenses, rather than current expenses.  These expenses were primarily related to the production of infomercials.  Our restated financial statements for the first two quarters of 2008 will record these expenses as current expenses.  As a result, we expect our profitability to be reduced by approximately $200,000 to $300,000 in the first two quarters of 2008, with a majority of the impact in the second quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Commercial Television Inc.

By:	/s/ Kelvin Claney
Kelvin Claney Chief Executive Officer
Date: March 2, 2009